UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]    Preliminary proxy statement
[   ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]    Definitive proxy statement
[X]    Definitive additional materials
[   ]    Soliciting Material pursuant to §14a-12

Name of Registrant as Specified in its Charter:

EQUITY LIFESTYLE PROPERTIES, INC.

Name of Person(s) Filing Proxy Statement if other than the Registrant:

N/A

Payment of filing fee (check the appropriate box):

[X]    No fee required.

[   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[   ]    Fee paid previously with preliminary materials.

[   ]    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing party:

4.	Date filed:

EQUITY LIFESTYLE PROPERTIES, INC.
Two North Riverside Plaza
Chicago IL 60606

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Equity LifeStyle Properties, Inc. (the "Company"), dated March 10, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Tuesday, April 28, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 17, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2020

To the Holders of Common Stock of EQUITY LIFESTYLE PROPERTIES, INC.:
Due to the public health impact of the coronavirus pandemic and the related limitations in the State of Illinois on non-essential gatherings and to support the health and well-being of our stockholders, employees and other meeting participants, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of Equity LifeStyle Properties, Inc. (the "Company") will be held in a virtual-only meeting format. The virtual meeting will utilize online tools that ensure stockholders have the same rights and opportunities to participate as they would at an in-person meeting.
Voting Your Shares
The proposals to be voted on at the Annual Meeting remain the same as those set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting previously mailed or made available to stockholders. Whether or not you plan to attend the virtual Annual Meeting, we urge you to submit your proxy and voting instructions in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.
All stockholders may continue to use the materials previously distributed to you to authorize a proxy to vote your shares in connection with the Annual Meeting. If you have already submitted your proxy, there is no need to take any further action.
As described in the proxy materials for the Annual Meeting, a stockholder is entitled to vote at the Annual Meeting if the stockholder was a common stockholder of record as of the close of business on February 20, 2020, the record date, or holds a legal proxy for the meeting provided by the stockholder’s bank, broker, or other nominee.
Attending the Virtual Annual Meeting
Broadridge Financial Institutions will host the virtual Annual Meeting. In order to attend the virtual Annual Meeting, vote during the Annual Meeting and submit questions, please log into the meeting platform at: www.virtualshareholdermeeting.com/ELS2020 as further described below. The virtual Annual Meeting will begin promptly at 9:00 a.m. Central Time, and online access will begin at 8:45 a.m. Central Time. We encourage you to access the virtual Annual Meeting prior to the start time. Broadridge will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call 1-800-586-1548 (US) or 1-303-562-9288 (International).
Stockholders who hold their shares in “street name” through a broker or other financial institution, may use the 16-digit control number and the instructions previously distributed to them to join the virtual Annual Meeting.
Stockholders whose shares are registered directly with American Stock Transfer (“AST”) who elect to attend the virtual Annual Meeting must contact AST at 1-800-830-9942 (select prompt (1), followed by prompt (0) to speak directly with an agent) to obtain a 16-digit control number that will be required to participate in the virtual Annual Meeting
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.

By Order of the Board of Directors,
David P. Eldersveld
Executive Vice President, General Counsel and Corporate Secretary

April 15, 2020

The Annual Meeting on April 28, 2020 at 9:00 a.m. Central Time is available at www.virtualshareholdermeeting.com/ELS2020. The Company's Proxy Statement for the 2020 Annual Meeting, its 2019 Annual Report and its Annual Report on Form 10-K for the year ended December 31, 2019 are available at http://www.astproxyportal.com/ast/26115.